` 1 Bloom Energy Announces Fourth Quarter 2021 and Full Year 2021 Financial Results and Updates Long-term Growth Prospects SAN JOSE, Calif., February 10, 2022 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its fourth quarter ended December 31, 2021. Fourth Quarter Highlights ▪ Revenue of $342.5 million in the fourth quarter of 2021, an increase of 37.3% compared to $249.4 million in the fourth quarter of 2020. ▪ Record acceptances of 735 systems in the fourth quarter of 2021, an increase of 63.3% compared to the fourth quarter of 2020. ▪ Cash flows from operating activities of $47.2 million, compared to ($18.7) million in the fourth quarter of 2020. ▪ Ending cash balance of $615.1 million in the fourth quarter of 2021, compared to $416.7 million in the fourth quarter of 2020. Total Year Highlights ▪ Record ending backlog of 6,549 systems in the fourth quarter of 2021, compared to 1,994 in 2020. ▪ Revenue of $972.2 million in 2021, an increase of 22.4% compared to $794.2 million in 2020. ▪ Record acceptances of 1,879 systems in 2021, an increase of 41.8% compared to 2020. ▪ GAAP gross margin of 20.3% in 2021, a decline of 0.6 percentage points compared to a gross margin of 20.9% in 2020. ▪ Non-GAAP gross margin of 21.7% in 2021, a decline of 1.3 percentage points compared to gross margin of 23.1% in 2020. ▪ Launched commercial availability of Bloom Electrolyzer and Hydrogen Energy Server starting in 2022 to establish leadership position in unlocking a net zero emissions future. ▪ In the fourth quarter of 2021, announced an expansion of the strategic partnership with SK ecoplant Co., Ltd. to accelerate hydrogen commercialization resulting in 450 MW of equipment backlog to be recognized over the next three years. Commenting on the fourth quarter and full year earnings, KR Sridhar, founder, chairman, and CEO of Bloom Energy said, “This was a record quarter and year for Bloom Energy. With nearly $1 billion in revenue, we are now at an inflection point. In many ways, as the energy industry transforms, we are in a category of our own with growing revenue, margin expansion, strong backlog and the best, most innovative solutions for customers who want low-carbon and resilient power today and a zero-emissions

Bloomenergy

energy tomorrow. We are poised to capitalize on demand for clean energy, decarbonization, and the growth of the hydrogen and renewable fuels economy."

Greg Cameron, executive vice president and CFO of Bloom Energy added, "This year was about execution, and we are in an excellent position both operationally and financially. We had another record year for revenue and acceptances. Our backlog is up nearly 100% year-on-year, our pipeline is stronger than it has ever been, and our balance sheet is sound. We have the products, team, strategy, and track-record to execute on our growth plans."

Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q421	Q321	Q420	FY21	FY20
Revenue	342,471	207,228	249,387	972,176	794,247
Cost of Revenue	273,768	170,345	185,761	774,595	628,454
Gross Profit	**68,703**	**36,883**	**63,626**	**197,581**	**165,793**
Gross Margin	***20.1%***	***17.8%***	***25.5%***	***20.3%***	***20.9%***
Operating Expenses	82,208	80,772	68,144	312,083	246,578
Operating Loss	**(13,505)**	**(43,889)**	**(4,518)**	**(114,502)**	**(80,785)**
Operating Margin	***(3.9%)***	***(21.2%)***	***(1.8%)***	***(11.8%)***	***(10.2%)***
Non-operating Expenses[1]	19,818	8,481	22,620	49,943	76,768
Net Loss	**(33,323)**	**(52,370)**	**(27,138)**	**(164,445)**	**(157,553)**
GAAP EPS	**(0.19)**	**(0.30)**	**($0.16)**	**($0.95)**	**($1.14)**

1. Non-operating expenses and tax provision and non-controlling interest

Preliminary Summary Non-GAAP Financial Information[1]

($000)	Q421	Q321	Q420	FY21	FY20
Revenue	342,471	207,228	249,387	972,176	794,247
Cost of Revenue[2]	269,706	167,400	182,097	760,784	610,979
Gross Profit[2]	**72,765**	**39,828**	**67,290**	**211,392**	**183,268**
Gross Margin[2]	***21.2%***	***19.2%***	***27.0%***	***21.7%***	***23.1%***
Operating Expenses[2]	67,448	62,751	55,300	249,762	190,160
Operating Income (loss)[2]	**5,317**	**(22,923)**	**11,990**	**(38,370)**	**(6,892)**
Operating Margin[2]	***1.6%***	***(11.1%)***	***4.8%***	***(3.9%)***	***(0.9%)***
Adjusted EBITDA[4]	**18,692**	**(9,777)**	**25,521**	**14,031**	**45,497**
Adjusted EPS[3]	**(0.05)**	**(0.20)**	**($0.08)**	**($0.55)**	**($0.67)**

1. *A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release*
2. *Excludes stock-based compensation*
3. *Adjusted EPS is net income (loss) excluding net loss attributable to non-controlling interest, gain (loss) on revaluation of embedded derivatives, loss on extinguishment of debt, fair value adjustment for PPA derivatives, stock-based compensation expense, interest rate swap settlement, contingent consideration remeasurement using the adjusted Weighted Average Shares Outstanding (WASO) share count*
4. *Adjusted EBITDA is net income (loss) excluding net loss attributable to non-controlling interest, gain (loss) on revaluation of embedded derivatives, loss on extinguishment of debt, fair value adjustment for PPA derivatives, stock-based compensation expense, interest rate swap settlement, contingent consideration remeasurement, depreciation and amortization, provision for income tax, and interest expense*

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` 3 Outlook • Bloom increases long-term revenue growth outlook five points to 30-35% over next 10 years. • Bloom provides the following outlook for the full-year 2022: • Revenue: $1.1 - $1.15 billion • Product & Service Revenue: ~27% • Non-GAAP Gross Margin*: ~24% • Non-GAAP Operating Margin*: ~1% • Cash Flow from Operations: Positive *Non-GAAP gross margin and non-GAAP operating margin only exclude stock-based compensation. Acceptances We use acceptances as a key operating metric to measure the volume of our completed Energy Server installation activity from period to period. Acceptance typically occurs upon transfer of control to our customers, which, depending on the contract terms, is when the system is: shipped and delivered to our customers; when the system is shipped and delivered and is physically ready for startup and commissioning; or when the system is shipped and delivered and is turned on and producing power. Balance Sheet Highlights Bloom Energy’s cash position, including restricted cash, as of December 31, 2021 was $615.1 million, compared to $416.7 million as of December 31, 2020. Unrestricted cash as of December 31, 2021 was $396.0 million, compared to $246.9 million as of December 31, 2020. Bloom ended the fourth quarter of 2021 with $539.7 million of total debt, an increase of $23.7 million from the third quarter of 2021. Recourse debt as of December 31, 2021 was $300.0 million, unchanged from September 30, 2021. Conference Call Details Bloom will host a conference call today, February 10, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (844) 200-6205 and enter the passcode: 689359. Those calling from outside the United States may dial +1 (833) 950-0062 and enter the same passcode: 689359. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (866) 813-9403 or + 1 (226) 621-4642 entering passcode 219118.

` 4 Use of Non-GAAP Financial Measures This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2022 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts. About Bloom Energy Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies around the world turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

` 5 Forward-Looking Statements This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding revenue growth, margin expansion and its innovative solutions; Bloom’s expectations regarding its growth plans; and Bloom’s financial outlook for 2022. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended on September 30, 2021 as filed with the SEC on November 5, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements. The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted. Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717 Edward.vallejo@bloomenergy.com Media: Jennifer Duffourg Bloom Energy +1 (480) 341-5464 jennifer.duffourg@bloomenergy.com

` 6 Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands) December 31, 2021 2020 Assets Current assets: Cash and cash equivalents $ 396,035 $ 246,947 Restricted cash 92,540 52,470 Accounts receivable 87,789 96,186 Contract assets 25,201 3,327 Inventories 143,370 142,059 Deferred cost of revenue 25,040 41,469 Customer financing receivable 5,784 5,428 Prepaid expenses and other current assets 30,661 30,718 Total current assets 806,420 618,604 Property, plant and equipment, net 604,106 600,628 Operating lease right-of-use assets 106,660 35,621 Customer financing receivable, non-current 39,484 45,268 Restricted cash, non-current 126,539 117,293 Deferred cost of revenue, non-current 1,289 2,462 Goodwill 1,957 — Other long-term assets 39,116 34,511 Total assets $ 1,725,571 $ 1,454,387 Liabilities, Redeemable Convertible Preferred Stock, Redeemable Noncontrolling Interest, Stockholders’ (Deficit) Equity and Noncontrolling Interest Current liabilities: Accounts payable $ 72,967 $ 58,334 Accrued warranty 11,746 10,263 Accrued expenses and other current liabilities 114,139 112,004 Deferred revenue and customer deposits 82,080 114,286 Operating lease liabilities 13,101 7,899 Financing obligations 14,721 12,745 Recourse debt 8,348 — Non-recourse debt 17,483 120,846 Total current liabilities 334,585 436,377 Deferred revenue and customer deposits, non-current 63,880 87,463 Operating lease liabilities, non-current 106,187 41,849 Financing obligations, non-current 461,899 459,981 Recourse debt, non-current 283,483 168,008 Non-recourse debt, non-current 217,416 102,045 Other long-term liabilities 51,097 17,268 Total liabilities 1,518,547 1,312,991

` 7 December 31, 2021 2020 Redeemable convertible preferred stock, Series A: 10,000,000 shares authorized and 10,000,000 shares and no shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively. 208,551 — Redeemable noncontrolling interest 300 377 Stockholders’ (deficit) equity: Common stock: $0.0001 par value; Class A shares - 600,000,000 shares authorized and 160,627,544 shares and 140,094,633 shares issued and outstanding and Class B shares - 600,000,000 shares authorized and 15,832,863 shares and 27,908,093 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively. 18 17 Additional paid-in capital 3,219,081 3,182,753 Accumulated other comprehensive loss (350) (9) Accumulated deficit (3,263,075) (3,103,937) Total stockholders’ (deficit) equity (44,326) 78,824 Noncontrolling interest 42,499 62,195 Total liabilities, redeemable noncontrolling interest, stockholders' (deficit) equity and noncontrolling interest $ 1,725,571 $ 1,454,387

Bloomenergy

Condensed Consolidated Statements of Operations (preliminary & unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,	
	2021	2020	2021	2020
Revenue:				
Product	$ 250,165	$ 171,801	$ 663,512	$ 518,633
Installation	42,349	28,827	96,059	101,887
Service	32,809	32,137	144,184	109,633
Electricity	17,148	16,622	68,421	64,094
Total revenue	342,471	249,387	972,176	794,247
Cost of revenue:				
Product	181,765	105,071	471,654	332,724
Installation	43,458	29,604	110,214	116,542
Service	37,017	39,493	148,286	132,329
Electricity	11,528	11,593	44,441	46,859
Total cost of revenue	273,768	185,761	774,595	628,454
Gross profit	68,703	63,626	197,581	165,793
Operating expenses:				
Research and development	26,794	21,690	103,396	83,577
Sales and marketing	23,696	18,840	86,499	55,916
General and administrative	31,718	27,614	122,188	107,085
Total operating expenses	82,208	68,144	312,083	246,578
Loss from operations	(13,505)	(4,518)	(114,502)	(80,785)
Interest income	40	70	262	1,475
Interest expense	(25,227)	(21,246)	(69,025)	(76,276)
Interest expense to related parties	—	—	—	(2,513)
Other income (expense), net	(10,087)	(4,176)	(8,139)	(8,318)
Loss on extinguishment of debt	—	—	—	(12,878)
Gain (loss) on revaluation of embedded derivatives	725	(1,737)	(919)	464
Loss before income taxes	(48,054)	(31,607)	(192,323)	(178,831)
Income tax provision	451	(16)	1,046	256
Net loss	(48,505)	(31,591)	(193,369)	(179,087)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	(15,182)	(4,453)	(28,924)	(21,534)
Net loss attributable to Class A and Class B common stockholders	(33,323)	(27,138)	(164,445)	(157,553)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$ (0.19)	$ (0.16)	$ (0.95)	$ (1.14)
Weighted average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic	175,922	165,975	173,438	138,722

8

` 9 Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands) Years Ended December 31, 2021 2020 Cash flows from operating activities: Net loss $ (193,369) $ (179,087) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 53,454 52,279 Non-cash lease expense 9,708 5,328 Write-off of property, plant and equipment, net — 38 Impairment of equity method investment — 4,236 Revaluation of derivative contracts 17,532 (425) Stock-based compensation expense 73,274 73,893 Gain on remeasurement of investment (1,966) — Contingent consideration remeasurement (3,623) — Interest Rate Swap Settlement 10,879 — Termination of interest rate swap contracts (11,520) — Loss on extinguishment of debt — 11,785 Amortization of debt issuance costs and premium, net 3,797 6,455 Changes in operating assets and liabilities: Accounts receivable 8,570 (61,685) Contract assets (21,874) — Inventories (885) (33,004) Deferred cost of revenue 17,567 19,910 Customer financing receivable 5,428 5,159 Prepaid expenses and other current assets 1,520 (3,124) Other long-term assets (2,854) 2,904 Accounts payable 13,132 (620) Accrued warranty 1,482 (241) Accrued expenses and other current liabilities (2,145) 17,753 Operating lease right-of-use assets and operating lease liabilities (11,810) (2,855) Deferred revenue and customer deposits (57,002) (12,972) Other long-term liabilities 30,024 (4,523) Net cash used in operating activities (60,681) (98,796) Cash flows from investing activities: Purchase of property, plant and equipment (49,810) (37,913) Net cash acquired from step acquisition 3,114 — Net cash used in investing activities (46,696) (37,913) Cash flows from financing activities: Proceeds from issuance of debt, net 134,039 300,000 Proceeds from issuance of debt to related parties — 30,000 Repayment of debt (123,374) (176,522)

` 10 Years Ended December 31, 2021 2020 Repayment of debt - related parties — (2,105) Debt issuance costs — (13,247) Proceeds from financing obligations 16,849 26,279 Repayment of financing obligations (13,642) (10,756) Contribution from noncontrolling interest — 6,513 Distributions to noncontrolling interests and redeemable noncontrolling interests (5,838) (7,622) Proceeds from issuance of common stock 89,790 23,491 Proceeds from issuance of redeemable convertible preferred stock, net 208,551 — Net cash provided by financing activities 306,375 176,031 Effect of exchange rate changes on cash, cash equivalent and restricted cash (594) — Net (decrease) increase in cash, cash equivalents and restricted cash 198,404 39,322 Cash, cash equivalents, and restricted cash: Beginning of period 416,710 377,388 End of period $ 615,114 $ 416,710

Bloomenergy

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands)

Gross Profit and Gross Margin to Gross Profit Excluding Stock-Based Compensation and Gross Margin Excluding Stock-Based Compensation

Gross profit and gross margin excluding stock-based compensation (SBC) are supplemental measures of operating performance that do not represent and should not be considered alternatives to gross profit or gross margin, as determined under GAAP. These measures remove the impact of stock-based compensation. We believe that gross profit and gross margin excluding stock-based compensation supplement the GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of gross profit and gross margin excluding stock-based compensation to gross profit and gross margin, the most directly comparable GAAP measures, and the computation of gross margin excluding stock-based compensation are as follows:

	Q421	Q321	Q420	FY21	FY20
Revenue	**342,471**	**207,228**	**249,387**	**972,176**	**794,247**
Gross profit	68,703	36,883	63,626	197,581	165,793
Gross margin %	**20.1%**	**17.8%**	**25.5%**	**20.3%**	**20.9%**
Stock-based compensation - cost of revenue	4,062	2,945	3,664	13,811	17,475
Gross profit excluding SBC	72,765	39,828	67,290	211,392	183,268
Gross margin excluding SBC %	**21.2%**	**19.2%**	**27.0%**	**21.7%**	**23.1%**

Cost of Revenue and Operating Expenses to Cost of Revenue and Operating Expenses Excluding Stock-Based Compensation

Cost of revenue and operating expenses excluding stock-based compensation are a supplemental measure of operating performance that does not represent and should not be considered an alternative to cost of revenue and operating expenses, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that cost of revenue and operating expenses excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of cost of revenue and operating expenses excluding stock-based compensation to cost of revenue and operating expenses, the most directly comparable GAAP measure, are as follows:

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Bloomenergy

	Q421	Q321	Q420	FY21	FY20
Cost of revenue	273,768	170,345	185,761	774,595	628,454
Stock-based compensation - cost of revenue	4,062	2,945	3,664	13,811	17,475
Cost of revenue – excluding SBC	269,706	167,400	182,097	760,784	610,979

	Q421	Q321	Q420	FY21	FY20
Operating expenses	82,208	80,772	68,144	312,083	246,578
Stock-based compensation - operating expenses	14,760	18,021	12,844	62,321	56,418
Operating expenses – excluding SBC	67,448	62,751	55,300	249,762	190,160

Operating Loss to Operating Income (Loss) Excluding Stock-Based Compensation

Operating loss excluding stock-based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss, as determined under GAAP. This measure removes the impact of stock-based compensation. We believe that operating income (loss) excluding stock-based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of operating income (loss) excluding stock-based compensation to operating loss, the most directly comparable GAAP measure, and the computation of operating income (loss) excluding stock-based compensation are as follows:

	Q421	Q321	Q420	FY21	FY20
Operating loss	**(13,505)**	**(43,889)**	**(4,518)**	**(114,502)**	**(80,785)**
Stock-based compensation	18,822	20,966	16,508	76,132	73,893
Operating Income (loss) excluding SBC	**5,317**	**(22,923)**	**11,990**	**(38,370)**	**(6,892)**

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Bloomenergy

Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share (EPS)

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. These measures remove the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of derivatives, fair market value adjustment for the PPA derivatives, the loss on termination of interest rate swaps related to PPA V debt that was extinguished, contingent consideration related to the BE Japan acquisition, and stock-based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

	Q421	Q321	Q420	FY21	FY20
Net loss to Common Stockholders	**(33,323)**	**(52,370)**	**(27,138)**	**(164,445)**	**(157,553)**
Loss on extinguishment of debt	—	—	—	—	12,878
Loss for non-controlling interests[1]	(15,182)	(4,292)	(4,453)	(28,924)	(21,534)
Loss (gain) on derivative liabilities[2]	13,356	184	1,737	15,000	(464)
Loss (gain) on the fair value adjustments for certain PPA derivatives[3]	—	(125)	140	(1,053)	110
Interest Rate Swap Settlement[4]	10,879	—	—	10,879	—
Contingent Consideration Remeasurement[5]	(3,623)	—	—	(3,623)	—
Stock-based compensation	18,822	20,966	16,508	76,132	73,893
Adjusted Net Loss	**(9,071)**	**(35,637)**	**(13,206)**	**(96,034)**	**(92,670)**
Net loss to Common Stockholders per share	**$ (0.19)**	**$ (0.30)**	**$ (0.16)**	**$ (0.95)**	**$ (1.14)**
Adjusted net loss per share (EPS)	**$ (0.05)**	**$ (0.20)**	**$ (0.08)**	**$ (0.55)**	**$ (0.67)**
GAAP weighted average shares outstanding attributable to common, Basic and Diluted (thousands)	175,922	174,269	165,975	173,438	138,722
Adjusted weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[6]	175,922	174,269	165,975	173,438	138,722

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity, a wholly owned subsidiary
4. Represents the loss on termination of interest rate swaps related to PPA V debt that was extinguished
5. Represents the gain on the contingent consideration relating to the BE Japan acquisition
6. Includes adjustments to reflect assumed conversion of certain convertible promissory notes

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Bloomenergy

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

	Q421	Q321	Q420	FY21	FY20
Net loss to Common Stockholders	**(33,323)**	**(52,370)**	**(27,138)**	**(164,445)**	**(157,553)**
Loss on extinguishment of debt	—	—	—	—	12,878
Loss for non-controlling interests[1]	(15,182)	(4,292)	(4,453)	(28,924)	(21,534)
Loss (gain) on derivatives liabilities[2]	13,356	184	1,737	15,000	(464)
Loss (gain) on the fair value adjustments for certain PPA derivatives[3]	—	(125)	140	(1,053)	110
Interest Rate Swap Settlement[4]	10,879	—	—	10,879	—
Contingent Consideration Remeasurement[5]	(3,623)	—	—	(3,623)	—
Stock-based compensation	18,822	20,966	16,508	76,132	73,893
Adjusted Net Loss	**(9,071)**	**(35,637)**	**(13,206)**	**(96,034)**	**(92,670)**
Depreciation & amortization	13,375	13,271	13,391	53,454	52,279
Provision (benefit) for income tax	451	158	(16)	1,046	256
Interest expense (income), Other expense (income), net	13,937	12,431	25,352	55,565	85,632
Adjusted EBITDA	**18,692**	**(9,777)**	**25,521**	**14,031**	**45,497**

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity, a wholly owned subsidiary
4. Represents the loss on termination of interest rate swaps related to PPA V debt that was extinguished
5. Represents the gain on the contingent consideration relating to the BE Japan acquisition

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